For more information, contact:
Ronald L. Smith
Vice President
Chief Financial Officer
(336) 316-5545
rsmith@unifi.com
Unifi Announces First Quarter Results
     GREENSBORO, N.C. – October 25, 2007 – Unifi, Inc. (NYSE:UFI) today released operating results for its first quarter ended September 23, 2007.
     Net income for the current quarter, including discontinued operations, was a net loss of $9.2 million or $0.15 per share versus a net loss of $10.1 million or $0.19 per share for the prior September quarter. Net income for the current quarter was negatively impacted by $2.6 million in restructuring charges and a $4.5 million non-cash impairment charge to adjust the carrying value of the Company’s ownership interest in one of its equity affiliates.
     Net sales from continuing operations for the current September quarter was $170.5 million, inclusive of net sales as a result of the Dillon acquisition in January 2007, compared to net sales of $169.9 million for the prior year September quarter.
     “Unifi began its fiscal 2008 year with a solid quarter operationally, in which we had positive operating results absent certain restructuring and severance related charges, which were included in cost of sales and SG&A expenses,” said Ron Smith, Chief Financial Officer for Unifi. “Quarter over prior year quarter sales and the underlying operating results improved slightly despite the effects of a declining market, further validating our consolidation strategy for the U.S. market. Additionally, the closure of our Kinston facility in October will allow us to reposition Unifi in the partially oriented yarn market, thereby competing more effectively.”
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Unifi Announces First Quarter Results – page 2
     Total long-term debt at the end of the September quarter was $228.5 million, which is a reduction of $6.1 million over the $234.6 million in debt at the end of the June quarter. Cash-on-hand at the end of the current September quarter decreased to $33.9 million, down from the $40.0 million cash-on-hand at the end of the June quarter, primarily as a result of the working capital build related to the Kinston closure.
     Bill Jasper, President and Chief Executive Officer of Unifi, said, “While we are pleased with the operational results of the quarter, we recognize that there is still work to be done. Our leadership team will concentrate on achieving corporate profitability as soon as possible, maximizing cash generation and developing a vision and executing a plan for growth and the long-term health of the Company. We will also accelerate our efforts to achieve profitability in our joint venture in China and position it for long-term success.”
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: aio® — all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit http://www.unifi.com.
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Financial Statements to Follow

Unifi Announces First Quarter Results – page 3
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (Amounts in Thousands Except Per Share Data)

	For the Quarters Ended
	September 23, 2007	September 24, 2006
Net sales	$170,536	$169,944
Cost of sales	159,543	159,383
Selling, general & administrative expenses	14,454	11,289
Provision for bad debts	254	1,610
Interest expense	6,712	6,065
Interest income	(826)	(444)
Other (income) expense, net	(1,006)	(479)
Equity in (earnings) losses of unconsolidated affiliates	(178)	1,949
Write down of long-lived assets	533	1,200
Write down of investment in unconsolidated affiliate	4,505	—
Restructuring charges	2,632	—

Loss from continuing operations before income taxes	(16,087)	(10,629)
Benefit from income taxes	(6,931)	(549)

Loss from continuing operations	(9,156)	(10,080)
Loss from discontinued operations, net of tax	(32)	(36)

Net loss	$(9,188)	$(10,116)

Losses per common share (basic and diluted):
Net loss — continuing operations	$(0.15)	$(0.19)
Net loss — discontinued operations	—	—

Net loss — basic and diluted	$(0.15)	$(0.19)

Weighted average basic and diluted shares outstanding	60,537	52,198
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Unifi Announces First Quarter Results – page 4
UNIFI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (Amounts in Thousands)

	September 23, 2007	June 24, 2007
Assets
Cash and cash equivalents	$33,859	$40,031
Receivables, net	93,396	93,989
Inventories	139,585	132,282
Deferred income taxes	13,547	9,923
Assets held for sale	5,873	7,880
Restricted cash	4,951	4,036
Other current assets	12,966	11,973

Total current assets	304,177	300,114

Property, plant and equipment	201,912	209,955
Investments in unconsolidated affiliates	87,879	93,170
Intangible assets, net	41,579	42,290
Other noncurrent assets	20,148	20,424

	$655,695	$665,953

Liabilities and Shareholders’ Equity
Accounts payable	$53,835	$61,620
Accrued expenses	40,257	28,278
Income taxes payable	117	247
Current maturities of long-term debt and other current liabilities	12,420	11,198

Total current liabilities	106,629	101,343

Long-term debt and other liabilities	230,041	236,149
Deferred income taxes	19,781	23,507
Shareholders’ equity	299,244	304,954

	$655,695	$665,953

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Unifi Announces First Quarter Results – page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For the Quarters Ended
	September 23, 2007	September 24, 2006
Cash and cash equivalents at beginning of period	$40,031	$35,317
Operating activities:
Net loss	(9,188)	(10,116)
Adjustments to reconcile net loss to net cash used in continuing operating activities:
Loss from discontinued operations	32	36
Net (earnings) losses of unconsolidated affiliates, net of distributions	282	1,949
Depreciation	9,599	11,124
Amortization	1,162	276
Stock-based compensation expense	107	1,040
Net (gain) loss on asset sales	(142)	240
Non-cash write down of long-lived assets	533	1,200
Non-cash write down of investment in unconsolidated affiliate	4,505	—
Non-cash portion of restructuring charges	2,632	—
Deferred income tax	(7,524)	(2,013)
Provision for bad debts	254	1,610
Other	(473)	(233)
Change in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments	(2,986)	(9,465)

Net cash used in continuing operating activities	(1,207)	(4,352)

Investing activities:
Capital expenditures	(1,064)	(1,480)
Change in restricted cash	(915)	—
Proceeds from sale of capital assets	2,216	3
Return of capital from equity affiliates	234	229
Other	264	116

Net cash provided by (used in) investing activities	735	(1,132)

Financing activities:
Payment of long-term debt	(6,000)	—
Other	(515)	(417)

Net cash used in financing activities	(6,515)	(417)

Cash flows of discontinued operations:
Operating cash flow	(78)	63

Net cash provided by (used in) discontinued operations	(78)	63

Effect of exchange rate changes on cash and cash equivalents	893	37

Net decrease in cash and cash equivalents	(6,172)	(5,801)

Cash and cash equivalents at end of period	$33,859	$29,516

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Unifi Announces First Quarter Results – page 6
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements included herein contain forward-looking statements, within the meaning of federal security laws, about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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